Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

May 15, 2024

Aethlon Medical, Inc.

9635 Granite Ridge Drive, Suite 100
San Diego, California 92123

To the addressee set forth above:

We have acted as local Nevada counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-278188) (as so amended, and including the preliminary prospectus contained therein, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the (i) offering and sale by the Company of (i) up to 8,100,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase in the aggregate up to 8,100,000 shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) Class A Common Stock Purchase Warrants issued to the Purchasers (the “Class A Purchaser Common Warrants”) to purchase in the aggregate up to 8,100,000 shares of Common Stock (the “Class A Purchaser Common Warrant Shares”); (iv) Class B Common Stock Purchase Warrants issued to the Purchasers (together with the Class A Purchaser Common Warrants, the “Purchaser Common Warrants”) to purchase in the aggregate up to 8,100,000 shares of Common Stock (together with the Class A Purchaser Common Warrant Shares, the “Purchaser Common Warrant Shares”); and (v) a common stock purchase warrant issued to the Placement Agent (the “Placement Agent Warrant” and together with the Purchaser Common Warrants and the Pre-Funded Warrants, the “Warrants”) to purchase up to 324,000 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares and Purchaser Common Warrant Shares, the “Warrant Shares”), all pursuant to one or more securities purchase agreements (each, a “Purchase Agreement”) to be entered into by and between the Company and each of the purchasers identified on the signature pages thereto (collectively, the “Purchasers”), and a placement agent agreement to be entered into by and between Maxim Group LLC, as the exclusive placement agent thereunder (in such capacity, the “Placement Agent”), and the Company. The Common Shares and the Warrant Shares are hereinafter collectively referred to as the “Shares” and the Shares and the Warrants are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by the Transaction Documents (as defined below) and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents and the Registration Statement (including, without limitation, with respect to the assumed combined public offering price of the Securities as stated in the Registration Statement).

Aethlon Medical, Inc.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the forms of the Purchase Agreement and each of the Warrants filed as exhibits to the Registration Statement (collectively, the “Transaction Documents”); (iii) the articles of incorporation and bylaws of the Company; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) the statements of fact and all representations and warranties set forth in the documents we have examined are, and when any Securities are issued will be, true and correct as to factual matters; (ii) each natural person executing a document has, or at the time of such execution will have, sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the documents we have examined are, and when any Securities are issued will be, its valid and binding obligations, enforceable against such party in accordance with their respective terms; (vi) each of the Transaction Documents will be duly authorized, executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the Registration Statement prior to the issuance by the Company of any of any of the Securities to be delivered thereunder; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Aethlon Medical, Inc.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                    The Warrants have been duly authorized by the Company.

2.                     The Common Shares have been duly authorized by the Company, and if, when and to the extent any Common Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement (including payment in full of any and all consideration required for such Common Shares), such Common Shares will be validly issued, fully paid and nonassessable.

3.                    The Warrant Shares have been duly authorized by the Company, and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions of, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement (including due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of any and all consideration for such Warrant Shares as required thereunder), such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement filed pursuant to Rule 462(d) under the Act and to the reference to our firm in the Registration Statement under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP